EXHIBIT 99.1

PRESS RELEASE ISSUED OCTOBER 17, 2011

SERVISFIRST BANCSHARES, INC.
Announces Record Third Quarter 2011

Birmingham, Ala. – (PR Newswire) – October 17, 2011 – ServisFirst Bancshares, Inc. today announced record earnings for the quarter and nine months ending September 30, 2011.

Third Quarter 2011 Highlights:

▪	Nine-month record net income of $16.8 million, a 31% increase year/year, and third-quarter income of $6.0 million, a 25% increase year/year
▪	Basic earnings per common share of $1.03 for the quarter and $2.93 for the nine months
▪	Ranked 25th best in efficiency ratio ranking in the United States by American Banker
▪	Correspondent Division reached profitability during the third quarter

“We are pleased to announce record net income for the quarter and the nine months” said Bud Foshee, CFO. Tom Broughton, CEO and President, stated, “Our strong balance sheet and customer service continues to attract new clients to the bank. Loan demand has rebounded over the past two quarters, and total loans grew at a 34% annualized rate during the third quarter.”

ABOUT SERVISFIRST:
ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares provides business and personal financial services through locations in Birmingham, Huntsville, Montgomery and Dothan, Alabama  and Pensacola, Florida.

ServisFirst Bancshares files periodic reports with the U.S. Securities and Exchange Commission (SEC).  Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.  The words "believe," "expect," "anticipate," "project," “plan,”, “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.  Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives and so-called “bailout” initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectibility of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions.  The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made.  ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

Contact: ServisFirst Bank
Bud Foshee (205) 949-0307
BFoshee@servisfirstbank.com

SERVISFIRST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except shares and per share data)

	Three Months Ended
	September 30,		June 30,
	2011	2010	2011
	(Unaudited)	(Unaudited)	(Unaudited)
Total interest income	$23,312	$19,959	$22,080
Total interest expense	4,093	3,972	4,032
Net interest income before provision	19,219	15,987	18,048
Provision for loan losses	2,740	2,537	1,494
Net interest income after provision for loan losses	16,479	13,450	16,554
Total noninterest income	1,808	1,348	1,782
	-	-	-
Salaries and employee benefits	4,723	3,547	5,026
Other noninterest expense	4,109	3,920	4,343
Total noninterest expense	8,832	7,467	9,369
Income before taxes	9,455	7,331	8,967
Income taxes	3,320	2,532	3,122
Net income	6,135	4,799	5,845
Preferred stock dividends	100	-	-
Net income available to common stockholders	$6,035	$4,799	$5,845

Basic earnings per common share	$1.03	$0.87	$1.02
Diluted earnings per common share	$0.90	$0.77	$0.89
Average basic common shares	5,886,178	5,515,384	5,708,871
Average fully diluted common shares	6,882,809	6,417,947	6,705,953

	Nine Months Ended September 30,
	2011	2010
	(Unaudited)	(Unaudited)
Total interest income	$66,353	$57,457
Total interest expense	12,110	11,256
Net interest income before provision	54,243	46,201
Provision for loan losses	6,465	7,612
Net interest income after provision for loan losses	47,778	38,589
Total noninterest income	4,861	3,484
	-	-
Salaries and employee benefits	13,963	10,176
Other noninterest expense	12,835	12,284
Total noninterest expense	26,798	22,460
Income before taxes	25,841	19,613
Income taxes	8,990	6,780
Net income	16,851	12,833
Preferred stock dividends	100	-
Net income available to common stockholders	$16,751	$12,833

Basic earnings per common share	$2.93	$2.33
Diluted earnings per common share	$2.58	$2.11
Average basic common shares	5,709,334	5,514,123
Average fully diluted common shares	6,671,913	6,249,500

SERVISFIRST BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2011	September 30, 2010	December 31, 2010
	(Unaudited)	(Unaudited)	(Audited)
ASSETS
Cash and due from banks	$92,399	$149,841	$231,632
Investment securities	313,146	251,838	282,193
Restricted equity securities	3,708	3,510	3,510
Federal funds sold and other investments	91,315	2,213	346
Mortgage loans held for sale	9,114	8,708	7,875
Loans	1,695,476	1,345,502	1,394,818
Reserve for loan losses	(21,466)	(16,903)	(18,077)
Net loans	1,674,010	1,328,599	1,376,741
Foreclosed real estate	10,134	8,170	6,966
Other assets	63,504	23,645	25,903
Total assets	2,257,330	1,776,524	1,935,166

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Noninterest-bearing	382,095	224,537	250,490
Interest-bearing	1,629,186	1,377,020	1,508,226
Total deposits	2,011,281	1,601,557	1,758,716
Borrowings	51,863	55,317	55,357
Interest payable	1,043	914	898
Other liabilities	3,670	2,559	3,095
Total liabilities	2,067,857	1,660,347	1,818,066
Stockholders' equity	189,473	116,177	117,100
Total liabilities and stockholders' equity	$2,257,330	$1,776,524	$1,935,166

SERVISFIRST BANCSHARES, INC.
Key Ratios

	Three Months Ended
	September 30,		June 30,
	2011	2010	2011
	(Unaudited)	(Unaudited)	(Unaudited)
Return on average assets	1.11%	1.10%	1.22%
Return on average equity	16.53%	16.86%	17.30%
Net interest margin (fully tax equivalent)	3.67%	3.83%	3.93%
Efficiency ratio	42.00%	43.08%	47.24%

	Nine Months Ended September 30,
	2011	2010
	(Unaudited)	(Unaudited)
Return on average assets	1.13%	1.06%
Return on average equity	16.89%	16.12%
Net interest margin (fully tax equivalent)	3.81%	4.01%
Efficiency ratio	45.34%	45.21%

	September 30,		June 30,
	2011	2010	2011
	(Unaudited)	(Unaudited)	(Unaudited)
Book value per common share	$25.38	$21.05	$24.05
Tangible book value per common share	$25.38	$21.05	$24.05
% of reserve for loan losses to total loans	1.27%	1.26%	1.25%
Nonperforming assets to total loans
plus foreclosed real estate	1.67%	1.67%	1.79%